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                                                                    Exhibit 10.C

                                    VIAD CORP
                           SUMMARY OF COMPENSATION OF
       NON-EMPLOYEE MEMBERS OF BOARD OF DIRECTORS AND OF BOARD COMMITTEES
                             AS OF FEBRUARY 23, 2005

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
Board of Directors
     Annual Retainer..............................................  $30,000
     Meeting Attendance Fee.......................................  $  1,600
     Non-Qualified Stock Option (Annual Grant)(1).................  2,500 shares
     Restricted Stock (Annual Grant)(2)...........................  1,000 shares

Audit Committee
     Meeting Attendance Fee.......................................  $  1,500
     Committee Chairman Annual Retainer...........................  $10,000

Corporate Governance and Nominating Committee
     Meeting Attendance Fee.......................................  $  1,500
     Committee Chairman Annual Retainer...........................  $  5,000

Human Resources Committee
     Meeting Attendance Fee.......................................  $  1,500
     Committee Chairman Annual Retainer...........................  $  5,000

Additional Benefits(3)
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(1)   Seven-year option vests in five equal, annual installments of 20% of the shares granted beginning on the one-year anniversary of the grant date.

(2)   Restricted stock vests 100% on the third anniversary of the grant date.

(3) Non-employee directors may participate in the Directors' Matching Gift Program, which provides for corporate matching of charitable contributions made by non-employee directors, on a dollar-for-dollar basis, up to an aggregate maximum of $5,000 per year. Viad Corp also provides non-employee directors with accidental death and dismemberment insurance benefits of $300,000 and travel accident insurance benefits of $300,000 when they are traveling on corporate business.